EXHIBIT 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Met-Pro Corporation of our report dated June 26, 2009 relating to the financial statements of Met-Pro Corporation Salaried Employee Stock Ownership Plan as of January 31, 2009 and for the year then ended, which report is included in this Annual Report on Form 11-K of Met-Pro Corporation Salaried Employee Stock Ownership Plan for the year ended January 31, 2010.

/s/ Margolis & Company P.C.
Margolis & Company P.C.

Bala Cynwyd, PA
July 28, 2010